EXHIBIT 16

                         JENNIFER A. JONES, C.P.A., LTD.
                         10615 JUDICIAL DRIVE, SUITE 701
                                FAIRFAX, VA 22030
                                  703-352-1587

                                  June 24, 1999

Mr. Lou Marin
Gran-Mark Income Properties LP
7900 Sudley Road, Suite 900
Manassas, VA 20109

Dear Mr. Marin:

         This is to confirm that the client-auditor relationship between Gran-Mark Income Properties LP (Commission File Number 0-15256) and Jennifer A. Jones, CPA, Ltd. ceased as of May 6, 1999, and to confirm the facts as stated in Form 8-K/A dated May 17, 1999.

                                   Sincerely,

                                   Jennifer A. Jones, CPA, Ltd.